Kohl's 14A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ____)

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[   ]Preliminary Proxy Statement

[   ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[   ]Definitive Additional Materials

[X]Soliciting Material Pursuant to §240.14a-12

KOHL’S CORPORATION
(Name of Registrant as Specified In Its Charter)

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Important Shareholder Information and Where You Can Find It

Kohl’s intends to file a proxy statement and BLUE proxy card with the SEC in connection with the solicitation of proxies for Kohl’s 2021 Annual Meeting of shareholders (the “Proxy Statement” and such meeting the “2021 Annual Meeting”). Kohl’s, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of Kohl’s directors and executive officers and their respective interests in Kohl’s by security holdings or otherwise is set forth in Kohl’s proxy statement for the 2020 Annual Meeting of shareholders, filed with the SEC on March 26, 2020 (the “2020 Proxy Statement”). To the extent holdings of such participants in Kohl’s securities have changed since the amounts described in the 2020 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC or will be filed within the time period specified by Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder. Additional information is available in Kohl’s Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended January 30, 2021 filed with the SEC on June 5, 2020, September 3, 2020 and December 3, 2020, respectively. Details concerning the nominees of Kohl’s Board of Directors for election at the 2021 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF KOHL’S ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING KOHL’S DEFINITIVE PROXY STATEMENT, ANY SUPPLEMENTS THERETO AND THE ACCOMPANYING BLUE PROXY CARD BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by Kohl’s free of charge from the SEC’s website, www.sec.gov. Copies will also be available at no charge on the Kohl’s website at investors.kohls.com.

Statement issued by Kohl’s on March 5, 2021:

As we recently disclosed, our business is building momentum and we have a clear strategy to accelerate revenues and profitability. Our recent operating results outperform across key metrics and demonstrate that we are on the right path. The activist investor group’s comparisons of 2019 results to expectations for 2021 are nonsensical given a continuing global pandemic. The activist’s comments and track record reveal that they are focused on short-term payout at the expense of sustainable success. The Kohl’s board of directors and management have successfully positioned our company for a multi-year improvement at the top and bottom line. We reject the activists’ short-termism and their attempt to disrupt our momentum at this critical time. We remain open and interested in new ideas that can help us increase value for our company and our shareholders.